UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Jul 15, 2015

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission file number 333-190788	46-2552550
(State or other jurisdiction		(I.R.S. Employer Identification No.)
of icorporation or organization)

3536 Daniel Crescent, Baldwin, New York 11510

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (517) 867-8383

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4- Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountants

(A) Previous Independent Registered Public Accounting Firm.

Effective July 15, 2015, the Company dismissed David A. Aronson, CPA, P.A. (“Aronson”) as the Company’s independent registered public accounting firm. During the period of engagement from May 24, 2013 through July 15, 2015, the auditor’s reports issued by Aronson did not contain an adverse opinion, a disclaimer of opinion, nor were the reports qualified or modified as to uncertainly, audit scope or accounting principles. However, the audit reports did reflect uncertainties regarding the ability of the Company to continue as a going concern. During the referenced period, there were no disagreements between the Company and Aronson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Aronson, would have caused Aronson to make reference to the matter in reports on the Company’s financial statements, had any such reports been issued. During the period of engagement, there were no reportable events as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

The Registrant has provided Aronson with a copy of the disclosures in this report and the Company requested a letter from Aronson addressed to the Commission confirming the statements made by the Company in this report. A copy of that letter is attached as an exhibit to this report.

(B) New Independent Registered Pubic Accounting Firm.

Contemporaneous with Aronson’s dismissal, the Company engaged Raich Ende Malter & Co. LLP, East Meadow, New York, as our independent registered public accounting firm for the fiscal year ended May 31, 2015. During the Company’s two most recent fiscal years and the subsequent interim periods through February 28, 2015, the Company did not consult with Raich Ende Malter & Co. LLP with respect to any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Section 9- Financial Statements and Exhibits

Exhibits

16.1 Letter from David A. Aronson, CPA, P.A.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

Dated: July 15, 2015	By: /s/ Fernando Oswaldo Leonzo
Chief Executive Officer